Exhibit 4

                             JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, the undersigned agree to the joint filing of an Amended and Restated Schedule 13D (including any and all amendments thereto) on behalf of each of them with respect to the ordinary shares of Euro 2.00 each of SBS Broadcasting S.A., and further agree to the filing of this agreement as an exhibit thereto.



Date: February 25, 2003

                                   UPC INVESTMENTS I B.V.

                                   By:  UPC MANAGEMENT B.V., its sole
                                        director



                                        By:  /s/ Anton A.M. Tuijten
                                           -------------------------------------
                                           Name:  Anton A.M. Tuijten
                                           Title: Director


                                   UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                   By:  /s/ Anton A.M. Tuijten
                                      ------------------------------------------
                                      Name:   Anton A.M. Tuijten
                                      Title:  Member of the Board of
                                              Management and General Counsel